Exhibit 8.1

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

March 12, 2020

Uniti Group Inc.
10802 Executive Center Drive
Benton Building Suite 300
Little Rock, Arkansas 72211

Ladies and Gentlemen:

We have acted as special tax counsel to Uniti Group Inc., a Maryland corporation (the “Company”) in connection with the filing of a registration statement on Form S-3 dated March 12, 2020 (such registration statement, together with all exhibits thereto and the documents incorporated by reference therein, including the prospectus included therein, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of one or more series of the following securities of the Company: ((i) shares of common stock, $.0001 par value per share (“Common Stock”); (ii) shares of preferred stock, $.0001 par value per share; (iii) debt securities; (iv) depositary shares, which may represent a fractional interest in a share, or multiple shares, of a particular class or series of our preferred stock; (v) purchase contracts; (vi) units; and (vii) warrants to purchase common stock, preferred stock, depositary shares or debt securities.

In connection with the filing of the Registration Statement, you have requested our opinion as to certain of the federal income tax considerations relating to the Company.

In rendering the opinions stated herein, we have examined and relied upon the facts set forth in the Registration Statement. In addition, the Company has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations, and covenants of officers of the Company (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest (its “Subsidiaries”). For purposes of our opinion, we have not independently verified the facts, statements, representations, and covenants set forth in the Officers’ Certificate or in any other document. In particular, we note that the Company and its Subsidiaries have engaged in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on the Company’s representation that the statements, representations and covenants contained in the Officers’ Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such facts, statements, representations, and covenants are true without regard to any qualification as to knowledge, belief, intent, or materiality. Our opinion is conditioned on the continuing accuracy and completeness of all such facts, statements, representations, and covenants. We are not aware of any facts inconsistent with such statements, representations, and covenants. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and its Subsidiaries, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. In making our examination of the documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that any securities issued under the Registration Statement will be issued in a manner contemplated by the Registration Statement.

Our opinion is also based on the correctness of the following assumptions: (i) the Company will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed, and enforced in accordance with its terms.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, Regulations, judicial decisions, administrative interpretations, and other authorities are subject to change at any time, possibly with retroactive effect. A change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that our opinion set forth herein will be accepted by the IRS or, if challenged, by a court.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Commencing with the Company’s taxable year ending December 31, 2015, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code thereafter. The Company’s qualification and taxation as a real estate investment trust (a “REIT”) depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels, and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2. Under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of an investment in the Common Stock of the Company, subject to the qualifications, exceptions, and assumptions set forth in such discussion.

Except as set forth above, we express no other opinion, including as to the laws of any jurisdiction other than the federal laws of the United States. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise such opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue. This opinion is delivered to you solely for your benefit in connection with the filing of this Registration Statement and it may not be relied upon by anyone else without our prior written consent.

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/Davis Polk & Wardwell LLP